Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders of
Tier Technologies, Inc.

          We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-42082, 333-47259, 333-68255, 333-77051) of Tier Technologies, Inc. of our reports dated November 30, 2004 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP
San Jose, California
December 27, 2004